UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006 (February 6, 2006)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, Glenborough Realty Trust Incorporated (the “Company”) entered into executive employment agreements (the “Agreements”) with each of the following key employees: Brian Peay, the Company’s Executive Vice President and Chief Financial Officer, and G. Lee Burns, the Company’s Vice President and General Counsel. The Company entered into the foregoing employment agreements in light of Mr. Peay’s promotion to Executive Vice President and Chief Financial Officer and Mr. Burns’s promotion to General Counsel, both effective January 1, 2006.

Mr. Peay’s Agreement provides for an annual base salary of $240,000, and Mr. Burns’ Agreement provides for an annual base salary of $210,000. The salaries of Mr. Peay and Mr. Burns under their respective Agreement may be adjusted by the Company, and both employees are eligible for a cash bonus of 75% of his respective annual base salary, stock grants and options, other customary benefits, and reimbursement of expenses. Under each Agreement, a severance payment equal to the employee’s annual base salary may be paid if such employee is terminated for any reason other than for “Cause” (as defined in each Agreement), death, disability or a “Change of Control” (as defined in each Agreement). Under each Agreement, if the employee is terminated without “Cause” or resigns for “Good Reason” (as defined in each Agreement) within one year following a “Change of Control,” such employee will receive a lump sum severance payment equal to 299% of such employee’s average annual compensation as reported on Internal Revenue Service Form W-2 (excluding compensation attributable to the granting, vesting, or exercise of stock options or stock grants) for the preceding five taxable years prior to such termination or resignation or, if shorter, the portion of the five preceding five taxable years during which such employee provided services to the Company. In the event the employee resigns, such employee agrees to remain employed with the Company for four weeks from the date of the notice of resignation, and if the Company opts to effectuate the termination earlier, the Company will pay such employee’s compensation through the last day of such four week notice period.

Under each Agreement, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)) to the employee, paid or payable or distributed or distributable pursuant to the terms of such Agreement or otherwise in connection with, or arising out of, such employee’s employment with the Company or a Change of Control (a “Payment”), would be subject to the excise tax imposed by Code Section 4999, or any interest or penalties are incurred with respect to such excise tax (the “Excise Tax”), then such employee will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by such employee of certain taxes (as further described in such Agreement), such employee would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon a Payment.

The foregoing descriptions of the Agreements with Mr. Peay and Mr. Burns do not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements. Copies of the Agreements are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Executive Employment Agreement dated February 6, 2006 with Brian Peay.

10.2	Executive Employment Agreement dated February 6, 2006 with G. Lee Burns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: February 7, 2006	By:	/s/ Brian S. Peay
Brian S. Peay
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement dated February 6, 2006 with Brian Peay.

10.2	Executive Employment Agreement dated February 6, 2006 with G. Lee Burns.